INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated February 4, 2002 in this Registration Statement on Form SB-2 Amendment No. 3 of Harrison Holding’s, Inc.

We also consent to the references to us under the heading "Experts" in such document.

September 26, 2002

/s/ Malone & Bailey, PLLC

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas